EXHIBIT 3.2
                                                                     -----------










                                     BYLAWS



                                       OF



                           PALWEB OKLAHOMA CORPORATION

                            (AS ADOPTED MAY 2, 2002)
















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                                TABLE OF CONTENTS
                                       TO
                                     BYLAWS
                                       OF
                           PALWEB OKLAHOMA CORPORATION
                            (AN OKLAHOMA CORPORATION)

                                                                           PAGE
                                                                           ----
ARTICLE I - SHAREHOLDERS.....................................................1
Section 1.01.           Annual Meeting.......................................1
Section 1.02.           Special Meetings.....................................1
Section 1.03.           Notice of Meetings...................................1
Section 1.04.           Quorum...............................................2
Section 1.05.           Organization.........................................2
Section 1.06.           Conduct of Business..................................3
Section 1.07.           Proxies and Voting...................................3
Section 1.08.           Stock List...........................................4
Section 1.09.           Inspectors of Elections..............................5
Section 1.10.           Voting Procedures....................................5
Section 1.11.           Notice of Shareholder Nomination and
                          Shareholder Business...............................6

ARTICLE II - BOARD OF DIRECTORS..............................................7
Section 2.01.           Number and Term of Office............................7
Section 2.02.           Vacancies............................................7
Section 2.03.           Regular Meetings.....................................7
Section 2.04.           Special Meetings.....................................8
Section 2.05.           Quorum...............................................8
Section 2.06.           Participation in Meetings by Conference
                          Telephone..........................................8
Section 2.07.           Written Consents.....................................8
Section 2.08.           Conduct of Business..................................8
Section 2.09.           Powers...............................................9
Section 2.10.           Compensation of Directors............................9

ARTICLE III - COMMITTEES....................................................10
Section 3.01.           Executive Committee.................................10
Section 3.02.           Other Committees of the Board of Directors..........10
Section 3.03.           Limitations on Power and Authority of Committees....10
Section 3.04.           Conduct of Business.................................11

ARTICLE IV - OFFICERS.......................................................11
Section 4.01.           Generally...........................................11
Section 4.02.           Chairman of the Board...............................11
Section 4.03.           Vice Chairman of the Board..........................11
Section 4.04.           President...........................................12
Section 4.05.           Vice Presidents.....................................12

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Section 4.06.           Secretary...........................................12
Section 4.07.           Treasurer...........................................12
Section 4.08.           Delegation of Authority.............................12
Section 4.09.           Removal.............................................12
Section 4.10.           Action with Respect to Securities of Other
                          Corporations......................................13

ARTICLE V - STOCK...........................................................13
Section 5.01.           Certificates of Stock...............................13
Section 5.02.           Transfers of Stock..................................13
Section 5.03.           Record Date.........................................13
Section 5.04.           Lost, Stolen or Destroyed Certificates..............14
Section 5.05.           Regulations.........................................14

ARTICLE VI - NOTICES........................................................14
Section 6.01.           Notices.............................................14
Section 6.02.           Waivers.............................................15

ARTICLE VII - MISCELLANEOUS.................................................15
Section 7.01.           Facsimile Signatures................................15
Section 7.02.           Corporate Seal......................................15
Section 7.03.           Reliance upon Books, Reports and Records............15
Section 7.04.           Fiscal Year.........................................15
Section 7.05.           Time Periods........................................16

ARTICLE VIII - AMENDMENTS...................................................16

ARTICLE IX - ELECTRONIC TRANSMISSION........................................16

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                                     BYLAWS
                                       OF
                           PALWEB OKLAHOMA CORPORATION
                            (AS ADOPTED MAY 2, 2002)

                            ARTICLE I - SHAREHOLDERS

SECTION 1.01. ANNUAL MEETING

           An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of the shareholders. The board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may be held solely by means of remote communication.

SECTION 1.02. SPECIAL MEETINGS

           Special meetings of the shareholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or by the Chairman of the Board or the President and shall be held on such date, and at such time as they or he shall fix.

SECTION 1.03. NOTICE OF MEETINGS

           Written notice of the place, if any, date, and time of all meetings, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at the meetings, of the shareholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each shareholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Oklahoma General Corporation Act or the Certificate of Incorporation). The term "Certificate of Incorporation" as used herein shall mean the Certificate of Incorporation of the corporation as may be amended from time to time. Notice of a special meeting of the shareholders shall also state the purpose or purposes for which the meeting is called.

           When a meeting is adjourned to another place, if any, date or time, written notice need not be given of the adjourned meeting if the place, if any, date, and time thereof and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at the adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

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           If a meeting is to be held solely by remote communication, notice of a meeting shall also provide the information required to gain access to the shareholder list by reasonably accessible electronic network; provided, however, that such list shall only be available to shareholders of the corporation.

           Notice may be given effectively to shareholders if given by a from of electronic transmission consented to by the shareholder to whom the notice is given. The consent shall be revocable by the shareholder by written notice to the corporation. Such consent shall be deemed revoked if (a) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with the consent; and (b) the inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat the inability as a revocation shall not invalidate any meeting or other action. Notice shall be deemed effectively given if by (i) facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (ii) electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (iii) a posting on an electronic network together with separate notice to the shareholder of the specific posting, upon the later of the posting and the giving of separate notice; and (iv) any other form of electronic transmission, when directed to the shareholder in accordance with the shareholder's consent. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

SECTION 1.04. QUORUM

           At any meeting of the shareholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person, represented by proxy or by means of remote communication, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or by the Certificate of Incorporation.

           If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person, represented by proxy or by means of electronic communication, may adjourn the meeting to another date, or time.

SECTION 1.05. ORGANIZATION

           Such person as the Board of Directors may have designated or, in the absence of such a person, the highest ranking officer of the corporation who is present shall call to

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order any meeting of the shareholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

SECTION 1.06. CONDUCT OF BUSINESS

           The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

SECTION 1.07. PROXIES AND VOTING

           At any meeting of the shareholders, every shareholder entitled to vote may vote in person or by proxy authorized in such manner as specifically permitted by the Oklahoma General Corporation Act or as the corporation may otherwise permit. Proof of such authority shall be filed in accordance with the procedure established for the meeting. If authorized by the Board of Directors, the requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission; provided that the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder or proxyholder. The validity and authenticity of any proxy shall be determined by the corporation.

           Each shareholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law or by the Certificate of Incorporation.

           All voting, except where otherwise required by law or by the Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand therefor by a shareholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

           All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or by the Certificate of Incorporation, all other matters shall be determined by a majority of the votes cast.

           Notwithstanding the provisions of this Section 1.07, any action, except as set forth below, required or which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice or a vote, if a consent or consents in writing or by electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in this state, its principal place of business,

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or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to a corporation's registered office shall be by hand, by certified or registered mail, return receipt requested, or electronic transmission. Such written consent or consents shall be filed with the minutes of the proceedings of the shareholders, provided the filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

           Shareholders may, unless the certificate of incorporation otherwise provides, act by written consent to elect directors; provided however, that if the consent is less than unanimous, the action by written consent may be in lieu of holding an annual meeting only if all the directorships to which directors could be elected at an annual meeting held at the effective time of the action are vacant and are filled by the action.

           Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this section to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in this state, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to a corporation's registered office shall be by hand, by certified or registered mail, return receipt requested, or by electronic transmission.

           An electronic transmission consenting to an action to be taken and transmitted by a shareholder or proxyholder, shall be deemed to be written, signed and dated for the purposes herein, provided that such electronic transmission sets forth or is delivered with information from which the corporation can determine (a) that the shareholder or proxyholder was authorized to act for the shareholder or proxyholder and (b) the date on which such shareholder or proxyholder transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. An electronic transmission shall be deemed to be delivered when reproduced in paper form and delivered to (i) the corporation's registered office, (ii) its principal place of business or (iii) an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded, or as provided by resolution of the board of directors of the corporation.

SECTION 1.08. STOCK LIST

           The officer who has charge of the stock ledger of the corporation shall prepare a complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of stock and showing the address of each such shareholder and the number of shares registered in the name of each shareholder. The

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corporation shall not be required to include electronic mail addresses or other electronic contact information of a shareholder on the list. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, or (ii) during ordinary business hours at the principal place of business of the corporation.

           If the meeting is to be held at a place, the stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to examination by any shareholder who is present. If the meeting is to be held solely by means of remote communication, the list shall be open to examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network. The stock ledger shall be the only evidence as to the identity of the shareholders entitled to examine the stock list and to vote in person or by proxy at the meeting.

SECTION 1.09. INSPECTORS OF ELECTIONS

           The corporation shall, in advance of any meeting of shareholders, appoint one or more persons to act as inspector of elections at the meeting and make a written report thereof. The corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector's ability.

           The inspector or inspectors, if appointed, shall (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at the meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of such inspectors. The person presiding at the meeting of shareholders shall announce the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting.

           No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the district court upon application by a shareholder shall determine otherwise.

SECTION 1.10. VOTING PROCEDURES

           In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those with the proxies, any information provided by electronic transmission or remote

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communication, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes that the shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted by the Oklahoma General Corporation Act or these bylaws, the inspectors at the time they may their certification as required by these Bylaws, shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that the information is accurate and reliable.

SECTION 1.11. NOTICE OF SHAREHOLDER NOMINATION AND SHAREHOLDER BUSINESS

           At a meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Other matters to be properly brought before the meeting must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, including matters covered by Rule 14a-8 under the Securities Exchange Act of 1934, as in effect from time to time; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before the meeting by a shareholder, as provided below.

           A notice of the intent of a shareholder to make a nomination or to bring any other matter before the meeting shall be made in writing and received by the Secretary of the corporation not more than 150 days and not less than 90 days in advance of the annual meeting or, in the event of a special meeting of shareholders, such notice shall be received by the Secretary of the corporation not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to shareholders.

           Every such notice by a shareholder shall set forth:

                     (a) the name and residence address of the shareholder of the corporation who intends to make a nomination or bring up any other matter;

                     (b) a representation that the shareholder is a registered holder of the corporation's voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice;

                     (c) with respect to notice of an intent to make a nomination, a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

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                     (d) with respect to notice of an intent to make a
nomination, such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors of the corporation; and

                     (e) with respect to notice of an intent to bring up any other matter, a description of the matter, and any material interest of the shareholder in the matter.

                     Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as director of the corporation, if so elected.

                     At the meeting of shareholders, the Chairman of the meeting shall declare out of order and disregard any nomination or other matter not presented in accordance with this section.

                         ARTICLE II - BOARD OF DIRECTORS

SECTION 2.01. NUMBER AND TERM OF OFFICE

           The number of directors who shall constitute the whole board shall be such number as fixed from time to time by the Board of Directors, except that the number of directors constituting the initial Board of Directors shall be equal to the number of directors named in the Certificate of Incorporation or elected by the incorporators, as the case may be. Each director shall serve until his successor is elected and qualified or until his earlier resignation or removal.

           Whenever the authorized number of directors is increased between annual meetings of the shareholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

SECTION 2.02. VACANCIES

           If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected and qualified.

SECTION 2.03. REGULAR MEETINGS

           Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

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SECTION 2.04. SPECIAL MEETINGS

           Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office or by the chief executive officer and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived in one or more of the following ways: (i) by mailing written notice not less than three (3) days before the meeting, or (ii) by personally delivering the same not less than eighteen (18) hours before the meeting; or (iii) by telegraphing, transmitting by facsimile or telephoning the same in a manner reasonably designed to reach the director not less than eighteen (18) hours before the meeting; or (iv) by electronic transmission pursuant to authorization of the Board of Directors. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

SECTION 2.05. QUORUM

           At any meeting of the Board of Directors, a majority of the total directors then in office, but not less than one-third (1/3) of the total number of directors constituting the whole board, shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of the directors present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

SECTION 2.06. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE

           Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or other communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

SECTION 2.07. WRITTEN CONSENTS

           Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. The filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 2.08. CONDUCT OF BUSINESS

           At any meeting of the Board of Directors at which a quorum of the directors is present, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law or by the Certificate of Incorporation.

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SECTION 2.09. POWERS

           The Board of Directors may, except as otherwise required by law or by the Certificate of Incorporation, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, including, without limiting the generality of the foregoing, the unqualified power:

                     (1) To declare dividends from time to time in accordance with law;

                     (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

                     (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

                     (4) To remove any officer of the corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

                     (5) To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers and agents;

                     (6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers and agents of the corporation and its subsidiaries as it may determine;

                     (7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers and agents of the corporation and its subsidiaries as it may determine; and,

                     (8) To adopt from time to time regulations, not inconsistent with these bylaws, for the management of the corporation's business and affairs.

SECTION 2.10. COMPENSATION OF DIRECTORS

............Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

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                            ARTICLE III - COMMITTEES

SECTION 3.01. EXECUTIVE COMMITTEE

           The Board of Directors may designate an Executive Committee to serve at the pleasure of the board and shall elect a director or directors to serve as the member or members of the Executive Committee, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the Executive Committee. The Executive Committee, except to the extent as it may be restricted from time to time by the vote of a majority of the total number of directors, may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it subject to the limitations set forth on Section 3.03. Unless expressly restricted by resolution of the Board of Directors, the Executive Committee shall have the power and authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger. In the absence or disqualification of any member of the Executive Committee, and any alternate member in his place, the member or members of the Executive Committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

SECTION 3.02. OTHER COMMITTEES OF THE BOARD OF DIRECTORS

           The Board of Directors may from time to time designate other committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to the extent the resolution designating the committee or a supplemental resolution of the Board of Directors shall so provide subject to the limitation set forth in Section 3.03. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

SECTION 3.03. LIMITATIONS ON POWER AND AUTHORITY OF COMMITTEES

           No committee of the Board of Directors shall have any power or authority in reference to amending the certificate of incorporation of the corporation (except that the Executive Committee, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, may fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion

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into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of the shares in any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the corporation, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation.

SECTION 3.04. CONDUCT OF BUSINESS

           Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the total committee members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Minutes of each committee meeting shall be prepared, approved by the chairman of the meeting and filed with the Secretary of the corporation. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

                              ARTICLE IV - OFFICERS

SECTION 4.01. GENERALLY

           The officers of the corporation shall consist of a President and a Secretary and such other senior or subordinate officers as may from time to time be elected by the Board of Directors. The Board of Directors may also elect from its number a Chairman and Vice Chairman of the Board of the corporation. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of shareholders. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person.

SECTION 4.02. CHAIRMAN OF THE BOARD

           The Chairman of the Board, if any, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors. He shall be the senior officer of the corporation and shall be responsible for overall planning and policy.

SECTION 4.03. VICE CHAIRMAN OF THE BOARD

           The Vice Chairman of the Board shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the Chairman of the Board, the Vice Chairman shall perform the duties and exercise the powers of the Chairman of the Board.

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SECTION 4.04. PRESIDENT

           The President shall be the chief executive officer of the corporation. Subject to the provisions of these bylaws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the affairs and business of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the corporation which are authorized. He shall have general supervision and direction of all of the other officers and agents of the corporation.

SECTION 4.05. VICE PRESIDENTS

           Each Vice President shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the President, the Vice President with the highest ranking shall perform the duties and exercise the powers of the President.

SECTION 4.06. SECRETARY

           The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the shareholders and the Board of Directors. He shall have charge of the corporate records.

SECTION 4.07. TREASURER

           The Treasurer, if any, shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall make such disbursements of the funds of the corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the corporation.

SECTION 4.08. DELEGATION OF AUTHORITY

           The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

SECTION 4.09. REMOVAL

           Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors or by such person to whom the Board of Directors may delegate such authority.

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SECTION 4.10. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS

           Unless otherwise directed by the Board of Directors, the President shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.

                                ARTICLE V - STOCK

SECTION 5.01. CERTIFICATES OF STOCK

           Each shareholder shall be entitled to a certificate signed by, or in the name of, the corporation by the Chairman or the Vice Chairman of the Board, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying and representing the number of shares owned by him. Any of or all the signatures on the certificate may be facsimile. The board of directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation's stock may be uncertificated shares.

SECTION 5.02. TRANSFERS OF STOCK

           Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 5.04 of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

SECTION 5.03. RECORD DATE

           The Board of Directors may fix a record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

           In order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of

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Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Oklahoma General Corporation Act, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in this state, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Oklahoma General Corporation Act, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

           In order that the corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 5.04. LOST, STOLEN OR DESTROYED CERTIFICATES

           In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

SECTION 5.05. REGULATIONS

           The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                              ARTICLE VI - NOTICES

SECTION 6.01. NOTICES

           Except as otherwise permitted herein, whenever notice is required to be given to any shareholder, director, officer, or agent, such requirement shall

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not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, first class postage prepaid, by dispatching a prepaid telegram, addressed to such shareholder, director, officer, or agent at his or her address as the same appears on the books of the corporation or by electronic transmission. The time when such notice is deposited or dispatched shall be the time of the giving of the notice.

SECTION 6.02. WAIVERS

           A written waiver of any notice, signed by a shareholder, director, officer, or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such shareholder, director, officer, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                           ARTICLE VII - MISCELLANEOUS

SECTION 7.01. FACSIMILE SIGNATURES

           In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

SECTION 7.02. CORPORATE SEAL

           The Board of Directors may provide a suitable seal, containing the name of the corporation and the word "Oklahoma", which seal shall be placed in the custody of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

SECTION 7.03. RELIANCE UPON BOOKS, REPORTS AND RECORDS

           A member of the Board of Directors or a member of any committee designated by the Board of Directors, in the performance of his duties, shall be fully protected in relying in good faith upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such officer's, employee's, committee's or other person's competence and who have been selected with reasonable care by or on behalf of the corporation.

SECTION 7.04. FISCAL YEAR

           The fiscal year of the corporation shall be as fixed by the Board of Directors.

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SECTION 7.05. TIME PERIODS

           In applying any provision of these bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

                            ARTICLE VIII - AMENDMENTS

           These bylaws may be amended or repealed by the Board of Directors at any meeting.

                      ARTICLE IX - ELECTRONIC TRANSMISSION

           As used herein, electronic transmission means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.














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